                                                                     EXHIBIT G-7

                               CENTERPOINT ENERGY
                                 CAPITALIZATION
                                   (MILLIONS)

                                      REI            RERC
12/31/01                         -------------   -------------
                                    $      %       $      %
                                 ------   ----   -----   ----
Debt                              8,581   48.1%  2,424   54.1%
Securitization Debt                 747    4.2%     --    0.0%
Trust Preferred                     715    4.0%     --    0.0%
Common Equity                     7,793   43.7%  2,059   45.9%
                                 ------          -----
  Total Capitalization           17,836          4,483
                                 ======          =====

                                  CENTERPOINT
                                    ENERGY           GASCO            TDU        TEXAS GENCO
12/31/02                         -------------   -------------   -------------   ------------
                                    $      %        $      %        $      %       $      %
                                 ------   ----   ------   ----   ------   ----   -----   ----
Debt                              9,090   73.0%   2,327   50.9%   1,920   38.3%    271    8.8%
Securitization Debt                 732    5.9%      --    0.0%     732   14.6%     --    0.0%
Minority Interest                    (2)   0.0%      --    0.0%      --    0.0%     --    0.0%
Trust Preferred                     710    5.7%      --    0.0%      --    0.0%     --    0.0%
Common Equity                     1,920   15.4%   2,246   49.1%   2,365   47.1%  2,829   91.2%
                                 ------          ------          ------          -----
  Total Capitalization           12,450           4,573           5,016          3,101
                                 ======          ======          ======          =====

                                     ARKLA           ENTEX        MINNEGASCO
12/31/02                         -------------   -------------    ----------
                                    $      %        $      %        $      %
                                 ------   ----   ------   ----    -----   ----
Debt                                434   50.0%     648   50.0%     502   50.0%
Common Equity                       434   50.0%     648   50.0%     502   50.0%
                                 ------          ------           -----
  Total Capitalization              867           1,296           1,004
                                 ======          ======           =====

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